EXHIBIT 4
GREENVILLE FEDERAL FINANCIAL CORPORATION
690 Wagner Avenue
Greenville, Ohio 45331
February 12, 2010
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
Re: Greenville Federal Financial Corporation — Form 10-Q for quarter ended December 31, 2009
Ladies and Gentlemen:
Greenville Federal Financial Corporation is today filing a Report on Form 10-Q for the quarter ended December 31, 2009, as executed on February 12, 2010.
Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Greenville Federal Financial Corporation hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-Q. No such instrument represents long-term debt in excess of 10% of the total assets of Greenville Federal Financial Corporation and its subsidiaries on a consolidated basis.
Very truly yours,
/s/ Jeff D. Kniese
President and Chief Executive Officer